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                                                                Exhibit 20.4



[AFCO LOGO]                                                       INSURANCE
                                                                   PREMIUM
                                                                   FINANCE


    March 24, 1998

                  ANNUAL AGGREGATE CERTIFICATEHOLDERS STATEMENT
           MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST SERIES 1996-1
                              ANNUAL PERIOD ENDING
                                DECEMBER 31, 1997

  1. Investor Interest as of December 31, 1997:
                                          Class A                                     $440,000,000.00
                                          Class B                                      $25,000,000.00
                                          Collateral Interest Holder                   $35,000,000.00
                                                                          ---------------------------
                                          Total Investor Interest                     $500,000,000.00

  2. 3-Month LIBOR as per reset dates:

                                          March 13, 1997                                     5.56250%
                                          June 12, 1997                                      5.81250%
                                          September 11, 1997                                 5.71875%
                                          December 11, 1997                                  5.93750%

  3. Determination of Certificate Rates:
     a) Class A: 3-Month LIBOR plus 11 basis points
     b) Class B: 3-Month LIBOR plus 32 basis points
     c) Class C: As per Loan Agreement

  4. Servicing Fee Rate                                                                      0.50000%

  5. Receivable Balances as of December 31, 1997:

                                          Aggregate Receivables                       $545,937,490.31
                                          Finance Charge Receivables                   $13,942,551.01
                                          Principal Receivables                       $531,994,939.30

  6. Annual Servicers' Fee                                                              $2,500,000.00

  7. 1997 Aggregate Investor Default Amount                                               $810,547.52

  8. Floating Investor Interest as of December 31, 1997                                     90.12608%

  9. Transferor Interest as of December 31, 1997                                       $31,994,939.30

 10. 1997 Aggregate Collections:

     a) Principal Receivables                                                       $1,474,545,716.49
     b) Finance Charge Receivables                                                     $55,387,409.15
     c) Principal and Finance Charge Receivables                                    $1,529,933,125.64
     d) Late Charges                                                                    $8,075,007.10
     e) Total Collections                                                           $1,538,008,132.74

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
11.  Delinquencies as of December 31, 1997:
     a) 30 days delinquent                                                              $2,872,509.65
     b) 60 days delinquent                                                              $3,328,083.08
     c) 90 days delinquent                                                              $1,719,152.40
     d) 120 + days delinquent                                                           $3,216,136.91
     e) Total 30 + days delinquent                                                     $11,135,882.04

 12. 1997 Aggregate Default Amount                                                        $900,286.72

 13. AFCO is Servicer?                                                                 Yes

 14. 1997 Aggregate Allocation and Application of Collections:

     a) Class A Available Funds                                                        $49,725,948.86
     b) Class A Optimal Interest                                                       $25,899,576.39
     c) Class A Monthly Interest                                                       $25,899,576.39
     d) Class A Deficiency Amount                                                               $0.00
     e) Class A Additional Interest                                                             $0.00
     f) Class A Servicing Fee                                                           $2,199,999.96
     g) Unpaid Class A Servicing from prior periods                                             $0.00
     h) Class A Investor Default Amount                                                   $713,281.81
     i) Class A contribution to Excess Spread                                          $20,913,090.70

     j) Class B Available Funds                                                         $2,825,338.05
     k) Class B Optimal Interest                                                        $1,524,796.01
     l) Class B Monthly Interest                                                        $1,524,796.01
     m) Class B Deficiency Amount                                                               $0.00
     n) Class B Additional Interest                                                             $0.00
     o) Class B Servicing Fee                                                             $125,000.04
     p) Unpaid Class B Servicing from prior periods                                             $0.00
     q) Class B contribution to Excess Spread                                           $1,175,542.00

     r) Collateral Available Funds                                                      $3,955,473.21
     s) Collateral Servicing Fee (if NOT AFCO)                                                  $0.00
     t) Collateral Interest contribution to Excess                                      $3,955,473.21
        Spread

     u) Total Excess Spread                                                            $26,044,105.91
     v) Class A Required Amount                                                                 $0.00
     w) Unreimbursed Class A Investor Charge-offs                                               $0.00
     x) Class B Required Amount                                                            $40,527.39
        (includes Class B Investor Default Amount)

     y) Unreimbursed Class B Investor Charge-offs                                               $0.00
     z) Collateral Monthly Interest                                                     $2,147,293.00
     aa) Collateral Interest Servicing Fee(if AFCO)                                       $174,999.96
     ab) Collateral Interest Default Amount                                                $56,738.33
     ac) Unreimbursed Collateral Interest Charge-offs                                           $0.00

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
     ad) Reserve Account Funding Date                               month                          48
     ae) Reserve Fund Cap                                                                       0.50%
     af) Required Reserve Account Amount                                                        $0.00
     ag) Reserve Account Balance                                                                $0.00
     ah) Payable under the Loan Agreement                                                       $0.00
     ai) Class A Shortfall Amount                                                               $0.00
     aj) Class B Shortfall Amount                                                               $0.00

     ak) Excess Finance Charge Collections                                             $23,624,547.23

                                     AFCO CREDIT CORPORATION, as Servicer

                                     By
                                       -----------------------------------
                                       Name:  Frederick B. Ollett, III
                                       Title: Vice President
                                              & Chief Financial Officer



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